Exhibit 99.1

NEWS RELEASE

Phoenix and Oliver Press Partners Settle Proxy Contest

Augustus Oliver and Arthur Weinbach to Join Expanded Board of Directors

Hartford, CT, April 16, 2008 – The Phoenix Companies (NYSE:PNX) and Oliver Press Partners LLC, jointly announced today that they have reached an agreement under which Augustus Oliver, a principal of Oliver Press Partners LLC, and Arthur Weinbach, a new, independent director who currently serves as Chairman of the Board of Broadridge Financial Solutions, Inc., a leading full-service outsourcing provider to the global financial industry, will be appointed to the Phoenix Board of Directors effective after the initial organizational board meeting following the Company’s 2008 Annual Meeting, which is expected to take place on May 2, 2008.

The size of the Phoenix Board will be increased from 13 to 15 directors. As a condition of the agreement, Oliver Press will end its efforts to elect a slate of three nominees to the Phoenix Board and will vote its shares in support of the Company’s slate of nominees.

“We believe this agreement is in the best interests of our Company, our shareholders and our policyholders because it enables us to focus all our energies and attention on continuing to move the company forward to realize its significant potential,” said Dona D. Young, Phoenix chairman, president and chief executive officer. “We look forward to these new individuals serving on our Board.”

“We are pleased that we were able to reach this constructive resolution with Phoenix. We have always stated our confidence in the Company’s fundamental strengths and prospects and I look forward to working closely with the Board and management on behalf of all of its shareholders and policyholders,” Mr. Oliver said.

About Phoenix

With roots dating to 1851, The Phoenix Companies, Inc. helps individuals and institutions solve their often highly complex personal financial and business planning needs through its broad array of life insurance, annuities and investments. In 2007, Phoenix had annual revenues of $2.6 billion and total assets of $30.2 billion. For more information, visit Phoenix’s Web site, www.phoenixwm.com.

FORWARD-LOOKING STATEMENTS

The discussion in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to trends in, or representing management’s beliefs about our future strategies, operations and financial results, as well as other statements including, but not limited to, words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “should” and other similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: (i) changes in general market and business conditions, interest rates and the debt and equity markets; (ii) the possibility that mortality rates, persistency rates or funding levels may differ significantly from our pricing expectations; (iii) the availability, pricing and terms of reinsurance coverage generally and the inability or unwillingness of our reinsurers to meet their obligations to us specifically; (iv) our dependence on non-affiliated distributors for our product sales, (v) downgrades in our debt or financial strength ratings; (vi) our dependence on third parties to maintain critical business and administrative functions; (vii) the ability of independent trustees of our mutual funds and closed-end funds, intermediary program sponsors, managed account clients and institutional asset management clients to terminate their relationships with us; (viii) our ability to attract and retain key personnel in a competitive environment; (ix) the poor relative investment performance of some of our asset management strategies and the resulting outflows in our assets under management; (x) the possibility that the goodwill or intangible assets associated with our asset management business could become impaired, requiring a charge to earnings; (xi) the strong competition we face in our business from mutual fund companies, banks, asset management firms and other insurance companies; (xii) our reliance, as a holding company, on dividends and other payments from our subsidiaries to meet our financial obligations and pay future dividends, particularly since our insurance subsidiaries’ ability to pay dividends is subject to regulatory restrictions; (xiii) the potential need to fund deficiencies in our Closed Block; (xiv) tax developments that may affect us directly, or indirectly through the cost of, the demand for or profitability of our products or services; (xv) other legislative or regulatory developments; (xvi) legal or regulatory actions; (xvii) changes in accounting standards; (xviii) the potential effects of the spin-off of our asset management subsidiary on our expense levels, liquidity and third-party relationships; and (xix) other risks and uncertainties described herein or in any of our filings with the SEC. We undertake no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

IMPORTANT INFORMATION REGARDING THE SOLICITATION AND PARTICIPANTS THEREIN

In connection with Phoenix’s 2008 Annual Meeting, Phoenix has filed a definitive proxy statement, BLUE proxy card and other materials with the U.S. Securities and Exchange Commission. The Phoenix Companies, Inc. and its directors and executive officers are deemed to be participants in the solicitation of proxies from its shareholders in connection with our upcoming annual meeting and the notice we received from one of our shareholders. Information regarding the special interests of the directors and executive officers in the proposals that are the subject of the meeting is included in the proxy statement that Phoenix has filed. Phoenix’s shareholders are strongly advised to read the proxy statement filed in connection with the annual meeting carefully before making any voting or investment decision, as it contains important information. Shareholders are able to obtain this proxy statement, any amendments or supplements to the proxy statement, along with the annual, quarterly and special reports Phoenix files, for free at the web site maintained by the Securities and Exchange Commission at www.sec.gov or at Phoenix’s Web site at www.phoenixwm.com, in the Investor Relations section. In addition, copies of the proxy materials may be requested by contacting Phoenix’s proxy solicitor, Morrow & Co., LLC, toll-free at (800) 414-4313. Banks and Brokers may call collect at (203) 658-9400.

CONTACTS:

The Phoenix Companies, Inc.:

(Media Relations) Alice S. Ericson, 860-403-5946

alice.ericson@phoenixwm.com

or

(Investor Relations) Ronald Aldridge, 860-403-6494

ronald.aldridge@phoenixwm.com

Oliver Press Partners, LLC:

Augustus K. Oliver

Managing Member

goliver@oliverpressllc.com

or

Clifford Press

Managing Member

cpress@oppllc.com

or

Sard Verbinnen & Co.

Stephanie Pillersdorf/Jane Simmons

(212) 687-8080

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